                                                               Exhibit (m)(1)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS B SHARES

FUND                                          MAXIMUM COMBINED SERVICE AND DISTRIBUTION FEES
----                                          ----------------------------------------------
                                               (as a percentage of average daily net assets)
ING Diversified International Fund                                 1.00%
ING Emerging Countries Fund                                        1.00%
ING Emerging Markets Fixed Income Fund                             1.00%
ING Foreign Fund                                                   1.00%
ING Global Equity Dividend Fund                                    1.00%
ING Global Value Choice Fund                                       1.00%
ING Greater China Fund                                             1.00%
ING Index Plus International Equity Fund                           1.00%
ING International Capital Appreciation Fund                        1.00%
ING International SmallCap Fund                                    1.00%
ING International Value Choice Fund                                1.00%

Effective Date: December 7, 2005